Exhibit 99.1

NEWS RELEASE

NETGEAR, INC.®

NETGEAR REPORTS THIRD QUARTER 2005 RESULTS

    Third quarter 2005 net revenue increased to $111.3 million, 10% year-over-year growth
    Third quarter 2005 non-GAAP net income increased to $9.1 million, as compared to $6.3 million in the comparable prior year quarter, 44% year-over-year growth
    Third quarter 2005 non-GAAP gross margin at 35.2%, and non-GAAP operating margin at 12.7%
    Third quarter 2005 non-GAAP diluted EPS of $0.27, as compared to $0.20 in the comparable prior year quarter, 35% year-over-year growth
    Company expects fourth quarter 2005 net revenue to be in the range of $124 million to $130 million, with non-GAAP operating margin in the range of 12.0% to 12.5%

SANTA CLARA, Calif. -- October 26, 2005 -- NETGEAR, Inc. (NASDAQ: NTGR), a worldwide provider of technologically advanced, branded networking products, today reported financial results for the third quarter ended October 2, 2005.

Net revenue for the third quarter ended October 2, 2005 was $111.3 million, a 10% increase as compared to $101.2 million for the third quarter ended October 3, 2004, and $107.6 million in the second quarter of 2005. Net revenue in the third quarter of 2005 derived from North America was $59.0 million; the Europe, Middle East and Africa, or EMEA, region was $41.6 million; and the Asia Pacific region was $10.7 million. Net income, computed in accordance with GAAP, for the third quarter of 2005 was $8.6 million or $0.26 per basic share and $0.25 per diluted share. This net income was a 46% increase compared to net income of $5.9 million for the third quarter of 2004 or $0.19 per basic share and $0.18 per diluted share, and a 4% increase compared to net income of $8.3 million for the prior quarter or $0.26 per basic share and $0.25 per diluted share. There are 13 weeks in every quarter in 2005 while there were 14 weeks in Q3 of 2004.

Non-GAAP gross margin in the third quarter of 2005 was 35.2%, as compared to 32.1% in the year ago comparable quarter, and 35.9% in the prior quarter. Non-GAAP operating margin was 12.7% in the third quarter of 2005, as compared to 9.8% in the third quarter of 2004, and 12.5% in the second quarter of 2005. In the third quarter of 2005, non-GAAP operating expenses were 22.5% of net revenue, as compared to 22.3% in the year ago comparable quarter, and 23.4% in the prior quarter. Sales and marketing, research and development and general and administrative expenses as a percentage of net revenue were 16.3%, 3.0% and 3.2%, as compared 15.2%, 2.7% and 4.4% in the year ago comparable quarter, and 16.9%, 3.0% and 3.5% in the prior quarter.

Non-GAAP net income for the third quarter of 2005 was $9.1 million, a 44% increase compared to non-GAAP net income of $6.3 million for the third quarter of 2004. Non-GAAP net income for the third quarter of 2005 excludes total net charges of $510,000, including litigation reserves, net of taxes, of $362,000, non-cash, stock based compensation of $211,000, and a $63,000 net tax benefit from exercises of stock options. Non-GAAP net income for the third quarter of 2004 excludes non-cash, stock-based compensation of $452,000. Non-GAAP net income was $0.28 per basic share and $0.27 per diluted share in the third quarter of 2005, compared to $0.21 per basic share and $0.20 per diluted share in the third quarter of 2004. The accompanying schedules provide a reconciliation of net income computed on a GAAP basis to net income computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "Our worldwide sell through was strong in the third quarter, led by the back-to-school demand in the U.S. We continued to stay ahead of the technology curve with our newly introduced products, especially the RangeMax™ line of wireless products. During the third quarter we introduced a groundbreaking data storage solution called Storage Central. This new product is an affordable network storage device for home and office users. It provides an affordable, expandable and easily shared storage solution for protecting and sharing large volumes of valuable digital content. Market response has been very strong for this product. Demand for both the RangeMax and Storage Central products during the latter part of the quarter outpaced our forecast. We also launched a unified threat management solution by incorporating Trend Micro's comprehensive virus protection and heuristic anti-spam engine into our 200 and 50 series ProSafe™ VPN Firewall. We also expanded our Layer 3 switch line with our first stackable Gigabit switch with 10 Gigabit uplink. In total, we introduced 15 new products in the third quarter of 2005. We also are excited about increasing our brand reach in the Asia-Pacific region. As part of our efforts, during the quarter we entered into a distribution agreement with Digital China, which is the largest IT products distributor and systems integrator in China. We are encouraged by the year on year growth in Asia Pacific led by the Japanese and Chinese markets."

Jonathan Mather, Executive Vice President and Chief Financial Officer of NETGEAR, said, "We continue to successfully execute on our business as we drive both top-line growth and operating efficiencies. Inventory management continues to excel with our third quarter 2005 ending inventory at $46.9 million with turns of 6.2, compared with $44.1 million with turns of 6.3 at the end of the second quarter 2005. Cash and short-term investments were at $152.6 million compared to $147.9 million at the end of the second quarter of 2005. Days sales outstanding (DSO) was 73 days in the third quarter of 2005 compared to 66 days in the second quarter of 2005. The U.S. retail channel inventory ended the third quarter of 2005 at 8.7 weeks, as compared to 7.1 weeks in the third quarter 2004, and 10.1 weeks in the second quarter of 2005. U.S. distribution channel inventory ended the third quarter of 2005 at 4.1 weeks, as compared to 3.9 weeks in the third quarter of 2004, and 3.3 weeks in the second quarter of 2005. European distribution channel inventory ended the third quarter of 2005 at approximately 3.5 weeks, as compared to 4.2 weeks in the third quarter of 2004, and 3.9 weeks in the second quarter of 2005. Asia Pacific distribution channel inventory ended the third quarter of 2005 at approximately 5.0 weeks, as compared to 5.3 weeks in the second quarter of 2005."

"Demand for certain of our consumer products during the latter part of the quarter actually outstripped our forecasted supply levels. In addition, shipment delays increased our deferred revenue from $2.7 million as of the end of the prior quarter to $4.7 million as of the end of this quarter. Given the new products introduced in the third quarter and further planned introductions in the fourth quarter, we look forward to a seasonally strong fourth quarter. We believe net revenue for the fourth quarter 2005 will be approximately $124 million to $130 million, with non-GAAP operating margin in the range of 12.0% to 12.5%. Finally, we expect our non-GAAP effective tax rate to be approximately 39%."

Investor Conference Call / Webcast Details

NETGEAR will review third quarter 2005 results and discuss management's expectations for the fourth quarter of 2005 today, Wednesday, October 26, 2005 at 5:00PM EDT (2:00PM PDT). The dial-in number for the live audio call is (201) 689-8470. A live webcast of the conference call will be available on NETGEAR's website at http://www.netgear.com. A replay of the call will be available immediately following the call through 11:59 p.m. EST (8:59 p.m. PST) on Wednesday, November 2, 2005 by telephone at (201) 612-7415 and via the web at www.netgear.com. The account number to access the phone replay is 3055 and the conference ID number is 171454.

About NETGEAR, Inc.

NETGEAR (Nasdaq: NTGR) designs technologically advanced, branded networking products that address the specific needs of small and medium business and home users. The Company's product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company's Web site at www.netgear.com or call (408) 907-8000.

©2005 NETGEAR, Inc. NETGEAR®, the NETGEAR Logo, ProSafe and RangeMax are trademarks or registered trademarks of Netgear, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved.

Contacts:
Doug Hagan Director, Corporate Marketing NETGEAR, Inc. (408) 907-8053 doug.hagan@netgear.com	David Pasquale Executive Vice President, Investor Relations The Ruth Group (646) 536-7006 dpasquale@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events and include statements, among others, regarding NETGEAR's expected revenue, earnings, operating income and tax rate on both a GAAP and non-GAAP basis, anticipated new product offerings, current and future demand for the Company's existing and anticipated new products, willingness of consumers to purchase and use the Company's products, and ability to increase distribution and market share for the Company's products domestically and worldwide. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; the Company may be unsuccessful or experience delays in the manufacturing and distributing of its new and existing products; telecommunications service providers may choose to utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR's customers. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Risk Factors Affecting Future Results", pages 19 through 28, in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2005, filed with the Securities and Exchange Commission on August 12, 2005. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain expenses and tax benefits we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

-- Tables Attached --

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	October 2,	October 3,	October 2,	October 3,
	2005	2004	2005	2004

Net revenue	$111,317	$101,236	$327,845	$278,033

Cost of revenue:
Cost of revenue	72,181	68,704	214,151	189,578
Amortization of deferred stock-based compensation	37	41	113	123
Total Cost of revenue	72,218	68,745	214,264	189,701
Gross profit	39,099	32,491	113,581	88,332

Operating expenses:
Research and development	3,342	2,730	9,386	7,350
Sales and marketing	18,142	15,427	53,245	45,243
General and administrative	3,534	4,411	10,921	10,806
Litigation reserves	600	-	600	-
Amortization of deferred stock-based compensation:
Research and development	72	85	225	322
Sales and marketing	57	222	330	599
General and administrative	45	104	228	298
Total operating expenses	25,792	22,979	74,935	64,618
Income from operations	13,307	9,512	38,646	23,714
Interest income	1,093	439	2,761	983
Other expense	(314)	(357)	(1,148)	(254)
Income before income taxes	14,086	9,594	40,259	24,443
Provision for income taxes	5,492	3,718	15,504	9,542
Net income	$8,594	$5,876	$24,755	$14,901

Net income per share:
Basic	$0.26	$0.19	$0.77	$0.49
Diluted	$0.25	$0.18	$0.73	$0.46

Weighted average shares outstanding
for net income per share:
Basic	32,697	30,689	32,160	30,212
Diluted	34,314	32,269	33,805	32,378

NETGEAR, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding litigation reserves, stock-based compensation and a tax benefit from stock option exercises that pertain to previously recognized stock based compensation.
(in thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	October 2,	October 3,	October 2,	October 3,
	2005	2004	2005	2004

Net revenue	$111,317	$101,236	$327,845	$278,033

Cost of revenue:
Cost of revenue	72,181	68,704	214,151	189,578
Amortization of deferred stock-based compensation	-	-	-	-
Total Cost of revenue	72,181	68,704	214,151	189,578
Gross profit	39,136	32,532	113,694	88,455

Operating expenses:
Research and development	3,342	2,730	9,386	7,350
Sales and marketing	18,142	15,427	53,245	45,243
General and administrative	3,534	4,411	10,921	10,806
Litigation reserves	-	-	-	-
Amortization of deferred stock-based compensation:
Research and development	-	-	-	-
Sales and marketing	-	-	-	-
General and administrative	-	-	-	-
Total operating expenses	25,018	22,568	73,552	63,399
Income from operations	14,118	9,964	40,142	25,056
Interest income	1,093	439	2,761	983
Other expense	(314)	(357)	(1,148)	(254)
Income before income taxes	14,897	10,046	41,755	25,785
Provision for income taxes	5,793	3,718	16,177	9,542
Net income	$9,104	$6,328	$25,578	$16,243
Net income per share:
Basic	$0.28	$0.21	$0.80	$0.54
Diluted	$0.27	$0.20	$0.76	$0.50
Weighted average shares outstanding for net income per share:
Basic	32,697	30,689	32,160	30,212
Diluted	34,314	32,269	33,805	32,378

NETGEAR, INC.
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	October 2, 2005			October 2, 2005
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP

Net revenue	$111,317	$ -	$111,317	$327,845	$ -	$327,845

Cost of revenue:
Cost of revenue	72,181	-	72,181	214,151	-	214,151
Amortization of deferred stock-based compensation	37	37	-	113	113	-
Total Cost of revenue	72,218	37	72,181	214,264	113	214,151
Gross profit	39,099	(37)	39,136	113,581	(113)	113,694

Operating expenses:
Research and development	3,342	-	3,342	9,386	-	9,386
Sales and marketing	18,142	-	18,142	53,245	-	53,245
General and administrative	3,534	-	3,534	10,921	-	10,921
Litigation reserves	600	600	-	600	600	-
Amortization of deferred stock-based compensation:
Research and development	72	72	-	225	225	-
Sales and marketing	57	57	-	330	330	-
General and administrative	45	45	-	228	228	-
Total operating expenses	25,792	774	25,018	74,935	1,383	73,552
Income from operations	13,307	(811)	14,118	38,646	(1,496)	40,142
Interest income	1,093	-	1,093	2,761	-	2,761
Other expense	(314)	-	(314)	(1,148)	-	(1,148)
Income before income taxes	14,086	(811)	14,897	40,259	(1,496)	41,755
Provision for income taxes	5,492	(301)	5,793	15,504	(673)	16,177
Net income	$8,594	$(510)	$9,104	$24,755	$(823)	$25,578

Net income per share
Basic	$0.26		$0.28	$0.77		$0.80
Diluted	$0.25		$0.27	$0.73		$0.76
Weighted average shares outstanding
for net income per share:
Basic	32,697		32,697	32,160		32,160
Diluted	34,314		34,314	33,805		33,805

NETGEAR, INC.
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	October 3, 2004			October 3, 2004
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP

Net revenue	$101,236	$ -	$101,236	$278,033	$ -	$278,033

Cost of revenue:
Cost of revenue	68,704	-	68,704	189,578	-	189,578
Amortization of deferred stock-based compensation	41	41	-	123	123	-
Total Cost of revenue	68,745	41	68,704	189,701	123	189,578
Gross profit	32,491	(41)	32,532	88,332	(123)	88,455

Operating expenses:
Research and development	2,730	-	2,730	7,350	-	7,350
Sales and marketing	15,427	-	15,427	45,243	-	45,243
General and administrative	4,411	-	4,411	10,806	-	10,806
Amortization of deferred stock-based compensation:
Research and development	85	85	-	322	322	-
Sales and marketing	222	222	-	599	599	-
General and administrative	104	104	-	298	298	-
Total operating expenses	22,979	411	22,568	64,618	1,219	63,399
Income from operations	9,512	(452)	9,964	23,714	(1,342)	25,056
Interest income	439	-	439	983	-	983
Other expense	(357)	-	(357)	(254)	-	(254)
Income before income taxes	9,594	(452)	10,046	24,443	(1,342)	25,785
Provision for income taxes	3,718	-	3,718	9,542	-	9,542
Net income	$5,876	$(452)	$6,328	$14,901	$(1,342)	$16,243
Net income per share:
Basic	$0.19		$0.21	$0.49		$0.54
Diluted	$0.18		$0.20	$0.46		$0.50
Weighted average shares outstanding for net income per share
Basic	30,689		30,689	30,212		30,212
Diluted	32,269		32,269	32,378		32,378

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 2,	December 31,
	2005	2004

ASSETS
Current assets:
Cash and cash equivalents	$69,238	$65,052
Short-term investments	83,346	76,663
Accounts receivable, net	89,531	82,203
Inventories	46,872	53,557
Deferred income taxes	12,113	11,475
Prepaid expenses and other current assets	9,885	7,151
Total current assets	310,985	296,101
Property and equipment, net	4,655	3,579
Goodwill, net	558	558
Total assets	$316,198	$300,238

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$24,297	$52,742
Accrued employee compensation	7,672	5,534
Other accrued liabilities	52,778	50,966
Deferred revenue	4,740	2,143
Income taxes payable	298	3,659
Total current liabilities	89,785	115,044

Stockholders' equity:
Common stock	33	31
Additional paid-in capital	204,213	188,900
Deferred stock-based compensation	(645)	(1,882)
Cumulative other comprehensive loss	(95)	(7)
Retained earnings (accumulated deficit)	22,907	(1,848)
Total stockholders' equity	226,413	185,194
Total liabilities and stockholders' equity	$316,198	$300,238